Exhibit 1.1

Noble Holding International Limited

$1,000,000,000 7.750% Senior Notes due 2024

Underwriting Agreement

December 14, 2016

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

        As representative of the several Underwriters

        named in Schedule I hereto

Ladies and Gentlemen:

Noble Holding International Limited, a Cayman Islands exempted company with limited liability and an indirect, wholly-owned subsidiary of the Parent Guarantor (defined below) (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $1,000,000,000 aggregate principal amount of its 7.750% Senior Notes due 2024 (the “Securities”), and Noble Corporation, a Cayman Islands exempted company with limited liability (the “Parent Guarantor”) and an indirect, wholly-owned subsidiary of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-UK”), proposes, subject to the terms and conditions stated herein, to guarantee the Company’s payment obligations under the Securities and the indenture governing the Securities (the “Guarantee”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Underwriters” shall mean either singular or plural as the context requires.

1. Each of the Company and the Parent Guarantor represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)) on Form S-3 (Registration No. 333-202378) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Act not earlier than the date that is three years prior to the Time of Delivery (as defined in Section 4(a) hereof) and, upon its filing with the Commission, automatically became and is effective under the Act; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Parent Guarantor and the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act has been received by the Parent Guarantor, the Company or any other co-registrant. For purposes of this Agreement:

(i) the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”;

(ii) any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”;

(iii) the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”;

(iv) the most recent Preliminary Prospectus dated December 13, 2016 is hereinafter called the “Pricing Prospectus”;

(v) the final prospectus (including the prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”;

(vi) any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Parent Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

(vii) any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and

(viii) the “Applicable Time” is 3:55 p.m. (Eastern time) on the date of this Agreement.

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(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through Credit Suisse Securities (USA) LLC (the “Representative”) expressly for use therein;

(c) The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Act) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 under the Act), in each case at all times relevant under the Act in connection with the offering of the Securities;

(d) The Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through the Representative expressly for use therein;

(e) The documents incorporated by reference in the Pricing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not include an untrue statement of a material fact or

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omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through the Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f) The Registration Statement conforms, and any further amendments to the Registration Statement will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through the Representative expressly for use therein, or to any Form T-1;

(g) The Prospectus conforms, and any further supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and does not and will not, as of the applicable issue date of the Prospectus and any supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent Guarantor or the Company by an Underwriter through the Representative expressly for use therein;

(h) Neither the Parent Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Parent Guarantor or any of its subsidiaries (other than changes, if any, in the ordinary course of business, in amounts outstanding under the Parent Guarantor’s unsecured revolving credit facilities) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent Guarantor and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

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(i) The Parent Guarantor and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Pricing Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Parent Guarantor and its subsidiaries or where the failure to have such title or to be free and clear of such liens, encumbrances and defects would not have a Material Adverse Effect; and any real property and buildings held under lease by the Parent Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Parent Guarantor and its subsidiaries;

(j) Each of the Company and the Parent Guarantor has been duly incorporated and is validly existing as an exempted company limited by shares in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each of the Parent Guarantor’s subsidiaries set forth on Schedule III hereto (collectively, the “Material Subsidiaries”, and each a “Material Subsidiary”) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation;

(k) The Parent Guarantor has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Parent Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Parent Guarantor, free and clear, to the knowledge of the Parent Guarantor and the Company, of all liens, encumbrances or claims;

(l) This Agreement has been duly authorized, executed and delivered by the Company and the Parent Guarantor and, assuming the due authorization, execution and delivery of this Agreement by or on behalf of the Underwriters, constitutes the valid and binding agreement of the Company and the Parent Guarantor enforceable against the Company and the Parent Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

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(m) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, dated as of March 16, 2015, between the Company and Wells Fargo Bank, N.A. (the “Base Indenture”), as supplemented by a second supplemental indenture to be dated the Time of Delivery (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”); the Guarantee, which is set forth in the Supplemental Indenture, has been duly authorized and, when the Supplemental Indenture is executed and delivered pursuant to this Agreement, will have been duly executed, authenticated, made and delivered and will constitute valid and legally binding obligations of the Parent Guarantor entitled to the benefits provided by the Indenture; the Supplemental Indenture has been duly authorized and will be duly executed and delivered by the Company and the Parent Guarantor and duly qualified under the Trust Indenture Act and complies as to form with the requirements of the Trust Indenture Act, and, at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Guarantee and the Indenture will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;

(n) The issue and sale of the Securities, the making of the Guarantee and the compliance by the Company and the Parent Guarantor, as applicable, with all of the provisions of the Securities, the Guarantee, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent Guarantor or any of its subsidiaries is a party or by which the Parent Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Parent Guarantor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memoranda of association or articles of association of the Parent Guarantor or the Company, (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent Guarantor or any of its subsidiaries or any of their properties, except (x) that any rights to indemnification and contribution set forth in this Agreement may be limited by federal and state securities laws and public policy considerations and (y) with respect to clause (i) above, for such conflicts, breaches or violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the making of the Guarantee or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

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(o) Neither the Parent Guarantor nor any of its Material Subsidiaries is in violation of its memorandum of association, articles of association, certificate of incorporation or other similar organizational document, as applicable; and neither the Parent Guarantor nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except any default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p) The statements set forth in the Pricing Prospectus and the Basic Prospectus under the caption “Description of the Notes” and “Description of Debt Securities”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting”, “Plan of Distribution”, “Cayman Islands Tax Considerations” and “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein or legal conclusions with respect thereto, are accurate, complete and fair in all material respects;

(q) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries is a party or of which any property of the Parent Guarantor or any of its subsidiaries is the subject that, if determined adversely to the Parent Guarantor or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Parent Guarantor and the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) Neither the Company nor the Parent Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Pricing Prospectus, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Parent Guarantor and its subsidiaries, and have audited the Parent Guarantor’s internal control over financial reporting, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(t) [reserved];

(u) The Parent Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Parent Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Parent Guarantor’s internal control over financial reporting is effective and the Parent Guarantor is not aware of any material weaknesses in its internal control over financial reporting;

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(v) Except as disclosed in the Parent Guarantor’s reports filed with the Commission under the Exchange Act, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there have been no changes in the Parent Guarantor’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Parent Guarantor’s internal control over financial reporting;

(w) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Parent Guarantor nor any of its Material Subsidiaries has violated or is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Parent Guarantor and each of its Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company and the Parent Guarantor, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Parent Guarantor or any of its subsidiaries and (D) to the knowledge of the Company and the Parent Guarantor, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Parent Guarantor or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(x) The Parent Guarantor and each of its Material Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Parent Guarantor or any of its Material Subsidiaries, nor does the Parent Guarantor have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Parent Guarantor or any of its Material Subsidiaries, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) There are no transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

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(z) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Parent Guarantor or any of its Material Subsidiaries that is pending or, to the knowledge of the Parent Guarantor or any of its Material Subsidiaries, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) None of the Parent Guarantor or any of its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that the Parent Guarantor or any of its subsidiaries sponsors or maintains on the date hereof and expects to continue to sponsor or maintain after the date hereof. With respect to such plans, the Parent Guarantor and each of its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(bb) The Parent Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent Guarantor and its subsidiaries is made known to the Parent Guarantor’s principal executive officer and principal financial officer by others within those entities and that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and such disclosure controls and procedures are effective;

(cc) Except as disclosed in the Pricing Prospectus, none of the Parent Guarantor or any of its subsidiaries, or, to the knowledge of the Parent Guarantor, any director, officer, agent, employee or other person acting on behalf of the Parent Guarantor or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, statutes or regulations, including, without limitation, by making use of the mails or any means or instrumentality of interstate

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commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Parent Guarantor and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, statutes or regulations.

(dd) The operations of the Parent Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and applicable money laundering statutes of jurisdictions in which the Parent Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in jurisdictions in which the Parent Guarantor and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Guarantor, threatened;

(ee) Neither the Parent Guarantor nor any of its subsidiaries nor, to the knowledge of the Parent Guarantor, after due inquiry, any director, officer, agent, employee, affiliate or any person acting on behalf of the Parent Guarantor or any of its subsidiaries is (i) currently the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”). The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person currently subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Parent Guarantor and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country.

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(ff) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price equal to 97.010% of the principal amount thereof plus accrued interest, if any, from December 28, 2016 to the Time of Delivery.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by definitive global Securities in book-entry form that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representative, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least 48 hours in advance, by causing DTC to credit the Securities to the account of the Representative at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least 24 hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 28, 2016 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location or through electronic communication on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

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5. The Company and the Parent Guarantor agree with each of the Underwriters:

(a) (i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; (iii) to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; (iv) to prepare a final term sheet, containing solely a description of the Securities, in substantially the form attached as Schedule IV hereto, and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; (v) to file promptly all other materials required to be filed by the Company or the Parent Guarantor with the Commission pursuant to Rule 433(d) under the Act; (vi) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Parent Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; (vii) to advise you, promptly after it receives notice thereof, of the issuance by the Commission or any state regulatory body of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (viii) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and (ix) in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus that shall be disapproved by you promptly after reasonable notice thereof;

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(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the Guarantee for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) Prior to 4:30 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with electronic copies of the Prospectus in New York City and prior to the Time of Delivery to furnish the Underwriters with written copies of the Prospectus, in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Parent Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Parent Guarantor, Rule 158);

(f) The Company and the Parent Guarantor will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities;

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(g) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, or otherwise dispose of any debt securities of the Company or the Parent Guarantor that mature more than one year after such Time of Delivery and that are substantially similar to the Securities or the Guarantee; provided that, for clarification purposes, nothing in this Section 5(g) shall limit the ability of the Parent Guarantor or any of its subsidiaries to incur indebtedness under or enter into any credit facility;

(h) The Company and the Parent Guarantor will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided, however, that in no event will the Company or the Parent Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering of the Securities, in any jurisdiction where it is not now so subject; and

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”.

6. (a) (i) The Company and the Parent Guarantor each represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities or the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, other than (x) one or more free writing prospectuses as defined in Rule 405 under the Act to the extent it or they contain(s) the terms of the Securities, the Guarantee or the offering that do not reflect the final terms of the Securities, the Guarantee or the offering and (y) one or more term sheets relating to the Securities, the Guarantee or the offering that do not contain substantive changes from or additions to the final term sheet referred to in Section 5(a) hereof, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representative and which is not included in the Pricing Disclosure Package is listed on Schedule II(a) hereto;

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(b) The Company and the Parent Guarantor have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company and the Parent Guarantor agree that, if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company or the Parent Guarantor will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the Guarantee under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the Guarantee; (iii) any expenses in connection with the qualification of the Securities and the Guarantee for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and up to $20,000 of the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities and the Guarantee; (vi) the cost of preparing the Securities and the Guarantee; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Guarantee; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and

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the Parent Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Parent Guarantor shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; and the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company or the Parent Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement form or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to certain matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Baker Botts L.L.P., counsel for the Company and the Parent Guarantor, shall have furnished to you their written legal opinion letter, dated the Time of Delivery, in form and substance satisfactory to you, and substantially as set forth on Annex I hereto;

(d) Maples and Calder, Cayman Islands counsel for the Company and the Parent Guarantor, shall have furnished to you their written legal opinion letter, dated the Time of Delivery, in form and substance satisfactory to you, and substantially as set forth on Annex II hereto;

(e) William E. Turcotte, Senior Vice President and General Counsel of Noble-UK, shall have furnished to you his written legal opinion letter, dated the Time of Delivery, in form and substance satisfactory to you, and substantially as set forth on Annex III hereto;

(f) Concurrently with the execution of this Agreement, you shall have received from PricewaterhouseCoopers LLP, the Parent Guarantor’s independent registered public accounting firm, a “comfort” letter (the “initial comfort letter”) addressed to you on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to you (i) confirming that they are an independent registered public accounting firm with respect to the Parent Guarantor within the meaning of the Act and

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the Public Accounting Oversight Board (“PCAOB”) and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of PricewaterhouseCoopers LLP with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings;

(g) You shall have received a “bring-down comfort” letter (the “bring-down comfort letter”) from PricewaterhouseCoopers LLP, the Parent Guarantor’s independent registered public accounting firm, addressed to you on behalf of the Underwriters, dated the Time of Delivery, and in form and substance satisfactory to you (i) confirming that they are an independent registered public accounting firm with respect to the Parent Guarantor within the meaning of the Act and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of PricewaterhouseCoopers LLP with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter;

(h) Neither the Company or the Parent Guarantor, as applicable, nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or the Parent Guarantor, as applicable, nor any of their respective subsidiaries (other than changes, if any, in the ordinary course of business, in amounts outstanding under the Parent Guarantor’s unsecured revolving credit facilities) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or the Parent Guarantor, as applicable, nor any of their respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of the Company or the Parent Guarantor by

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Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”), and (ii) neither Moody’s nor S&P shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any such debt securities;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on The New York Stock Exchange; (ii) a suspension or material limitation in trading in Noble-UK’s securities on The New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(k) The Company and the Parent Guarantor shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Company and the Parent Guarantor shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Parent Guarantor, respectively, satisfactory to you as to the accuracy of the respective representations and warranties of the Company and the Parent Guarantor herein at and as of such time, as to the performance by the Company and the Parent Guarantor of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a)(ii) and (h) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company and the Parent Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter, their respective directors, affiliates and control persons against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Parent Guarantor shall be liable in

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any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company and the Parent Guarantor, their respective directors, officers who signed the Registration Statement, affiliates and control persons against any losses, claims, damages or liabilities to which the Company or the Parent Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and the Parent Guarantor for any legal or other expenses reasonably incurred by the Company or the Parent Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the

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written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Parent Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent Guarantor, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by

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reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Parent Guarantor under this Section 9 shall be in addition to any liability that the Company or the Parent Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Parent Guarantor and to each person, if any, who controls the Company or the Parent Guarantor within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Parent Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Parent Guarantor, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d) For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability (as defined below) and such Underwriter does not, at the Time of Delivery, purchase the full amount of the Securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority (as defined below) of its powers under the relevant Bail-in Legislation as set forth in Section 24(a) with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of this Section 10, to have defaulted on its obligation to purchase such Securities that it has agreed to purchase hereunder but has not purchased, and this Section 10 shall remain in full force and effect with respect to the obligations of the other Underwriters.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Parent Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or any officer or director or controlling person of the Company or the Parent Guarantor or any officer or director or controlling person of the Parent Guarantor, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Parent Guarantor shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities and the Guarantee are not delivered by or on behalf of the Company and the Parent Guarantor as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor the Parent Guarantor shall then be under further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representative on behalf of you as the representative.

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14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as representative in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Legal & Compliance Department – Investment Banking Division, and if to the Company or the Parent Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of the Parent Guarantor set forth in the most recent Preliminary Prospectus; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Parent Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Parent Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and the Parent Guarantor and each person who controls the Company or the Parent Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Underwriters severally confirm that the first two sentences of the last paragraph under the caption “Summary—The Offering—Absence of a Public Market for the Notes” in the Pricing Prospectus and the Prospectus, the names of each of the Underwriters under the caption “Underwriting” in the Pricing Prospectus and the Prospectus, the second and third sentences of the sixth paragraph and the statements in the seventh paragraph under the caption “Underwriting” in the Pricing Prospectus and the Prospectus, constitute the only written information furnished to the Company and the Parent Guarantor by you on behalf of the Underwriters, as referred to in this Agreement.

18. The Company and the Parent Guarantor acknowledge and agree that (i) the purchase and sale of the Securities and the Guarantee pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Parent Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Parent Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Parent Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Parent Guarantor on other matters) or any other obligation to the Company or the Parent Guarantor except the obligations expressly set forth in this Agreement or any other effective agreement between you and the Company or the Parent Guarantor and (iv) the Company and the Parent Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. The

23

Company and the Parent Guarantor agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Parent Guarantor, in connection with such transaction or the process leading thereto.

19. The obligation of the Company and the Parent Guarantor in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Parent Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Parent Guarantor, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

20. The Company and the Parent Guarantor each hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Parent Guarantor each irrevocably appoints Noble Drilling Services Inc. as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Parent Guarantor, as applicable, by the person serving the same to Noble Drilling Services Inc. at 13135 South Dairy Ashford, Suite 800, Sugar Land, TX 77478, shall be deemed in every respect effective service of process upon the Company or the Parent Guarantor, as applicable, in any such suit or proceeding.

21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company or the Parent Guarantor, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

22. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23. The Company, the Parent Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24. (a) Notwithstanding any other term of this Agreement or any other agreement, arrangement, or understanding between or among any of the parties to this Agreement, each of the parties to this Agreement acknowledges, accepts, and agrees to be bound by:

24

(1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party (the “Relevant BRRD Party”) to the Company or the Guarantor, as applicable, under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on the Company or the Guarantor, as applicable, of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) For purposes of this Section 24 and Section 10(d):

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“BRRD Party” means Standard Chartered Bank;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD.

25

25. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

26. Notwithstanding anything herein to the contrary, the Company and the Parent Guarantor are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Parent Guarantor relating to that treatment and structure without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Parent Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Noble Holding International Limited

By:	/s/ Alan R. Hay
Name:	Alan R. Hay
Title:	Director

Noble Corporation

By:	/s/ Dennis J. Lubojacky
Name:	Dennis J. Lubojacky
Title:	Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

Credit Suisse Securities (USA) LLC

By:	/s/ Max Lipkind
Name: Max Lipkind
Title: Director

On behalf of each of the Underwriters

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Credit Suisse Securities (USA) LLC	$350,000,000
Barclays Capital Inc. .	67,200,000
Citigroup Global Markets Inc.	67,200,000
DNB Markets, Inc.	67,200,000
HSBC Securities (USA) Inc.	67,200,000
J.P. Morgan Securities LLC	67,200,000
SunTrust Robinson Humphrey, Inc.	67,200,000
Wells Fargo Securities, LLC	67,200,000
BNP Paribas Securities Corp.	55,400,000
Mizuho Securities USA Inc.	55,400,000
SMBC Nikko Securities America, Inc.	34,400,000
Standard Chartered Bank	34,400,000

Total	$1,000,000,000

Schedule I

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic road show presentation.

(b)	Additional Documents Incorporated by Reference:

None.

Schedule II

SCHEDULE III

MATERIAL SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Formation

Noble Holding (U.S.) Corporation	Delaware

Noble Drilling (U.S.) LLC	Delaware

Noble Holding International Limited	Cayman Islands

Noble Drilling Holding LLC	Delaware

Noble Leasing III (Switzerland) GmbH	Switzerland

Noble Drilling Services Inc.	Delaware

Noble International Finance Company	Cayman Islands

Bully 1 (Switzerland) GmbH	Switzerland

Bully 2 (Switzerland) GmbH	Switzerland

Schedule III

SCHEDULE IV

NOBLE HOLDING INTERNATIONAL LIMITED

$1,000,000,000 7.750% Senior Notes due 2024

UNCONDITIONALLY GUARANTEED BY

NOBLE CORPORATION

This Pricing Supplement is qualified in its entirety by reference to the preliminary prospectus supplement dated December 13, 2016 (the “Preliminary Prospectus Supplement”).

The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. Terms used herein but not defined shall have the meanings assigned to them in the Preliminary Prospectus Supplement.

Change in Size of Offering

The total offering size has been increased from $500 million to $1 billion, which represents an increase of $500 million from the amount reflected in the Preliminary Prospectus Supplement. As a result, all information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein. See “Changes to the Preliminary Prospectus Supplement” below.

$1,000,000,000 7.750% Senior Notes due 2024

Issuer:	Noble Holding International Limited (the “Issuer”)

Guarantor:	Noble Corporation

Aggregate Principal Amount:	$1,000,000,000

Title of Securities:	7.750% Senior Notes due 2024 (the “Notes”)

Maturity Date:	January 15, 2024

Offering Price:	98.010%, plus accrued interest, if any, from December 28, 2016

Coupon:	7.750%

Yield:	8.125%

Schedule IV -1

Spread:	581 basis points

Benchmark Treasury:	2.750% UST due February 15, 2024

Net Proceeds to Issuer After Gross Spread (before expenses):	$970,100,000

Distribution:	SEC Registered

CUSIP and ISIN Numbers:	CUSIP: 65504LAP2

ISIN: US65504LAP22

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Interest Payment Dates:	January 15 and July 15

First Interest Payment Date:	July 15, 2017

Record Dates:	January 1 and July 1

Optional Redemption:	At any time prior to October 15, 2023: make-whole redemption at a discount rate of Treasury plus 50 bps plus accrued and unpaid interest

On or after October 15, 2023 (three months prior to maturity): redemption at par plus accrued and unpaid interest

Change of Control Repurchase Event:	Putable at 101% of principal plus accrued and unpaid interest upon a Change of Control Repurchase Event

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

DNB Markets, Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

Senior Co-Managers:	BNP Paribas Securities Corp.

Mizuho Securities USA Inc.

Co-Managers:	SMBC Nikko Securities America, Inc.

Standard Chartered Bank

Trade Date:	December 14, 2016

Settlement Date:	December 28, 2016 (T+9)

We expect delivery of the Notes will be made against payment therefor on or about December 28, which is the ninth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the

Schedule IV -2

secondary market generally are required to settle in three business days unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing of the Notes or the next five succeeding business days will be required by virtue of the fact that the Notes initially will settle in T+9, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

Ratings:[1]	[Intentionally omitted]

Changes to the Preliminary Prospectus Supplement

Offering Size:	The total offering size has been increased from $500 million to $1 billion, which represents an increase of $500 million from the amount reflected in the Preliminary Prospectus Supplement. As a result, all information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

Tender Offers:	The previously announced Maximum Purchase Amount of the Tender Offers has been upsized up to $750 million and the Cap with respect to the 4.90% Senior Notes due 2020 has been increased to $300 million. The Tender Offers are conditioned on the completion of the offering of the Notes for gross proceeds of at least $750 million. All other terms of the Tender Offers are unchanged.

Use of Proceeds:	The Issuer intends to use the net proceeds from the offering, together with cash on hand, to pay the purchase price and accrued interest (together with fees and expenses) in the Tender Offers. Any remaining proceeds will be used for general corporate purposes, which may include further retirement of debt, including the further purchase of debt in open market or privately negotiated transactions.

Original Issue Discount:	The Notes are being issued with original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to the difference between their stated principal amount and their “issue price” (i.e., the first price at which a substantial amount of Notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). A U.S. holder generally will be required to include the OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of tax accounting. Such OID will be included in gross income using a “constant yield” method, in which case the U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods. A U.S. holder’s adjusted tax basis in a Note will be increased by any OID previously included in income

[1]	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Schedule IV -3

with respect to that Note. All holders are urged to consult their own tax advisors regarding the application of the OID rules to their particular circumstances.

Credit Ratings	On December 13, 2016, S&P Global Ratings downgraded Noble UK’s debt rating by two notches to BB- with a negative outlook. As a result, the interest rates on our Senior Notes due 2018, Senior Notes due 2025 and Senior Notes due 2045 will increase to 5.75%, 7.70% and 8.70%, respectively, beginning with the first day of the next interest period.

Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein.

The Issuer and the Guarantor have filed a registration statement (including a prospectus and related Preliminary Prospectus Supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Credit Suisse Securities (USA) LLC at highyield.prospectus@credit-suisse.com.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in such Preliminary Prospectus Supplement or the accompanying prospectus.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Schedule IV -4

ANNEX I

FORM OF OPINION OF BAKER BOTTS L.L.P.

FOR THE COMPANY AND THE PARENT GUARANTOR

1. When the Securities have been authenticated in the manner set forth in the Indenture and delivered against due payment therefor pursuant to the terms of this Agreement, the Securities and the Guarantee will constitute valid and legally binding obligations of the Company and the Parent Guarantor, respectively, enforceable against the Company and the Parent Guarantor, respectively, in accordance with their terms, except as enforceability is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing. The descriptions in the final term sheet prepared and filed pursuant to Section 5(a) of this Agreement and the information set forth under the captions “Description of Debt Securities” and “Description of the Notes” in the Pricing Prospectus and the Prospectus, insofar as such statements constitute a summary of the terms of the Securities, the Guarantee and the Indenture, are accurate summaries of the Securities, the Guarantee and the Indenture, in all material respects.

2. Assuming the due authorization, execution and delivery thereof by the Company, the Parent Guarantor and the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing. The Indenture has been qualified under the Trust Indenture Act.

3. The execution, delivery and performance by the Company and the Parent Guarantor of this Agreement and the Indenture do not violate or result in any breach of (i) any agreement or instrument filed as an exhibit to or incorporated by reference into the Registration Statement or (ii) any Applicable Laws, except, in the case of clause (i), for any such violations or breaches that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. “Applicable Laws” is defined as the federal laws of the State of New York and the laws of the United States of America that, in such counsel’s experience, are normally applicable to transactions of the type provided for in this Agreement and the Indenture.

4. No consent, approval, authorization, order, registration or qualification of or with any Applicable Governmental Authority is required for the issue and sale by the Company of the Securities, the making of the Guarantee by the Parent Guarantor or the performance by the Company or the Parent Guarantor of their obligations under this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters. “Applicable Governmental Authority” is defined as any governmental body, agency or court of the United States of America or the State of New York.

Annex I-1

5. Neither the Company nor the Parent Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither will be, an “investment company,” as such term is defined in the Investment Company Act.

6. The statements contained in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are accurate in all material respects.

Such counsel will also provide the following:

Such counsel has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and has participated in conferences with officers and other representatives of the Company and the Parent Guarantor, with representatives of the Parent Guarantor’s independent registered public accounting firm and with your representatives and your counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent stated in the last sentence of paragraph 1 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises you that:

(a) the Registration Statement, as of the latest effective time, the Pricing Prospectus, as of the Applicable Time, and the Prospectus, as of its date and the Time of Delivery, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to such counsel’s attention that caused it to believe that:

(i) the Registration Statement, as of the latest effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

Annex I-2

(iii) the Prospectus, as of its date or as of the Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (a) the financial statements and schedules or other financial or accounting information contained or included or incorporated by reference therein or omitted therefrom, (b) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference in the Registration Statement or (c) that part of the Registration Statement that constitutes the Form T-1.

Annex I-3

ANNEX II

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL

FOR THE COMPANY AND THE PARENT GUARANTOR

We have acted as Cayman Islands counsel to Noble Holding International Limited (the “Company”) in connection with the issue of US$[            ] million aggregate principal amount of its [            ]% Senior Notes due 2024 (the “Notes”) pursuant to the Indenture (the “Original Indenture”) dated as of 16 March 2015 between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee, and the Second Supplemental Indenture (the “ Supplemental Indenture”) dated as of [            ] December 2015 between the Company, as issuer; Noble Corporation, as guarantor (the “Parent Guarantor”), of the Notes (the “Guarantee”); and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (the Original Indenture and Supplemental Indenture are herein collectively referred to as the “Indenture”).

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	the Certificate of Incorporation of the Company issued on 6 December 2004 and the Amended and Restated Memorandum and Articles of Association of the Company as adopted on 22 February 2013 (the “Company Memorandum and Articles”;

1.2	the Certificate of Incorporation of the Parent Guarantor issued on 12 February 2002 and the Memorandum and Articles of Association of the Parent Guarantor as adopted by special resolution dated 30 March 2009 (the “PG Memorandum and Articles”);

1.3	the written resolutions of the board of directors of the Company dated 26 February 2015 (the “NHIL February Resolutions”) and [ ] 2016 (the “NHIL December Resolutions” and together with the NHIL February Resolutions, the “NHIL Resolutions”) and the written resolutions of the Pricing Committee of the board of directors of the Company (the “NHIL Pricing Committee”) dated [ ] 2015 (the “NHIL Pricing Committee Resolutions”);

1.4	the written resolutions of the board of directors of the Parent Guarantor dated 26 February 2015 (the “NC February Resolutions”) and [ ] 2016 (the “NC December Resolutions”, and together with the NC February Resolutions, the “NC Resolutions”) and the written resolutions of the Pricing Committee of the board of directors of the Parent Guarantor (the “NC Pricing Committee”) dated [ ] 2016 (the “NC Pricing Committee Resolutions”);

1.5	the corporate records of the Company and the Parent Guarantor maintained at their registered office in the Cayman Islands;

1.6	Certificates of Good Standing issued by the Registrar of Companies (the “Certificates of Good Standing”) in respect of the Company and the Parent Guarantor;

1.7	a certificate from a director of the Company, the form of which is annexed hereto;

Annex II-1

1.8	a certificate from a director of the Parent Guarantor, the form of which is annexed hereto;

1.9	the Original Indenture;

1.10	the Supplemental Indenture;

1.11	the Underwriting Agreement dated [ ] 2016 by and among the Company; the Parent Guarantor; and Credit Suisse Securities (USA) LLC as representative of the underwriters named in Schedule I thereto (the “Underwriting Agreement”);

1.12	the Prospectus dated 27 February 2015 and the Prospectus Supplement dated [ ] 2016 (the “Prospectus Supplement”) relating to the Notes (together, the “Prospectus”); and

1.13	the form of Notes.

The documents listed in 1.7 to 1.8 above are collectively referred to as the “Directors’ Certificates” and the documents listed in 1.9 to 1.11 above are collectively referred to as the “Transaction Documents”.

2	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Directors’ Certificates and the Certificates of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	the Transaction Documents and the Notes will be or have been authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company and the Parent Guarantor as a matter of Cayman Islands law) in accordance with all relevant laws (other than, with respect to the Company and the Parent Guarantor, the laws of the Cayman Islands);

2.2	the Transaction Documents and the Notes are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands);

2.3	the choice of law of the State of New York as the governing law of the Transaction Documents and the Notes has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York as a matter of New York law and all other relevant laws (other than the laws of the Cayman Islands);

2.4	the Transaction Documents and the Notes will be or have been duly executed and unconditionally delivered on behalf of the Company by an Authorised Officer of the Company (as that term is defined in the NHIL December Resolutions);

Annex II-2

2.5	the Transaction Documents and the Notes will be or have been duly executed and unconditionally delivered on behalf of the Parent Guarantor by an Authorised Officer of the Parent Guarantor (as that term is defined in the NC December Resolutions);

2.6	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.7	all signatures, initials and seals are genuine;

2.8	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York;

2.9	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company or the Parent Guarantor prohibiting or restricting them from entering into and performing their obligations under the Transaction Documents and the Notes;

2.10	no invitation has been or will be made by or on behalf of the Company or the Parent Guarantor to the public in the Cayman Islands to subscribe for any of the Notes;

2.11	no monies paid to or for the account of any party under the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Law (2016 Revision) and the Terrorism Law (2015 Revision), respectively);

2.12	the power, authority and legal right of all parties under all relevant laws and regulations (other than the Company and the Parent Guarantor as a matter of Cayman Islands law) to enter into, execute, unconditionally deliver and perform their respective obligations under the Transaction Documents; and

2.13	the Notes will be issued and authenticated in accordance with the provisions of the Indenture.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	Each of the Company and the Parent Guarantor is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and each of the Company and the Parent Guarantor has the corporate power and authority to own and operate its property and to conduct its business as described in the Prospectus.

3.2

The Company and the Parent Guarantor have full power and authority under the Company Memorandum and Articles and the PG Memorandum and Articles respectively to enter into, execute and perform their obligations under each of the Transaction Documents to which it is a party; in the case of the Company, to enter into, execute and

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perform its obligations under the Notes, including the issue of the Notes pursuant to the Indenture; in the case of the Parent Guarantor, to enter into, execute and perform its obligations under the Guarantee.

3.3	The execution and delivery of the Transaction Documents by the Company and the Parent Guarantor, as applicable, and the issue and offer of the Notes by the Company and the performance of its obligations thereunder, and the issue of the Guarantee by the Parent Guarantor and the performance of its obligations thereunder, do not conflict with or result in a breach of any of the terms or provisions of the Company Memorandum and Articles and the PG Memorandum and Articles respectively or any law, public rule or regulation applicable to the Company or the Parent Guarantor in the Cayman Islands currently in force.

3.4	The execution, delivery and performance of the Transaction Documents have been authorised by and on behalf of the Company and the Parent Guarantor, as applicable, the Transaction Documents have been duly executed and delivered on behalf of the Company and the Parent Guarantor, as applicable, and constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, as applicable, enforceable in accordance with their terms.

3.5	The Notes have been authorised by the Company and when authenticated in the manner set forth in the Indenture and delivered against due payment therefor will be duly executed and delivered and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.6	The Guarantee has been authorised by the Parent Guarantor and when the Notes have been authenticated in the manner set forth in the Indenture and delivered against due payment therefore will constitute the legal, valid and binding obligations of the Parent Guarantor enforceable in accordance with its terms.

3.7	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the execution or delivery of the Transaction Documents by the Company and the Parent Guarantor, as applicable;

(b)	subject to the payment of stamp duty, the enforcement of the Transaction Documents against the Company or the Parent Guarantor, as applicable;

(c)	the offering, execution, authentication, allotment, issue or delivery of the Notes;

(d)	the execution, issue or delivery of the Guarantee;

(e)	the performance by the Company and the Parent Guarantor, as applicable, of its obligations under the Notes, the Guarantee and the Transaction Documents; or

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(f)	the payment of the principal and interest and any other amounts under the Notes and the Guarantee.

3.8	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of the Transaction Documents; the Notes or the Guarantee;

(b)	the enforcement of the Transaction Documents; the Notes or the Guarantee;

(c)	payments made under, or pursuant to, the Transaction Documents; or

(d)	the issue, transfer or redemption of the Notes.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.9	The courts of the Cayman Islands will observe and give effect to the choice of the laws of the State of New York as the governing law of the Transaction Documents and the Notes.

3.10	Based solely on our search of the Register of Writs and Other Originating Process and the Register of Appeals (together, the “Court Registers”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands and by the Registrar of the Court of Appeal of the Cayman Islands respectively from the date of incorporation of the Company and the Parent Guarantor, as applicable to [ ] 2016 (the “Litigation Search”), the Court Registers disclosed no writ, originating summons, originating motion, petition, counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands nor any appeal pending before the Court of Appeal, in which the Company or the Parent Guarantor is a defendant or respondent.

3.11	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

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(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.12	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents; the Notes or the Guarantee that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.13	Based solely on our review of the Register of Members of the Parent Guarantor, the issued shares in the capital of the Parent Guarantor (the “Parent Guarantor Issued Shares”) are 261,245,693 ordinary shares of US$0.10 each and Noble Corporation Holdings Ltd. is the registered holder of all the Parent Guarantor Issued Shares. The Parent Guarantor Issued Shares have been duly authorised and validly issued and, assuming that payment for such Parent Guarantor Issued Shares has been received in full in accordance with the terms of issue, are fully paid.

3.14	Based solely on our review of the Register of Members of the Company, the issued shares in the capital of the Company (the “Company Issued Shares”) are 10,006 shares of US$1.00 each and Noble Holding International S.a.r.l. (formerly known as Noble Holding International SCA) is the registered holder of all the Company Issued Shares. The Company Issued Shares have been duly authorised and validly issued and, assuming that payment for such Company Issued Shares has been received in full in accordance with the terms of issue, are fully paid.

3.15	All statements made in the Prospectus with regard to statutes, regulations, rules, treaties and other laws of the Cayman Islands are accurate.

3.16	The statements set forth in the Prospectus under the caption “Cayman Islands Tax Considerations”, to the extent they constitute statements of Cayman Islands law, are accurate in all material respects and to the extent they are statements of legal conclusions, constitute our opinion.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the Company and the Parent Guarantor, as applicable, under the Transaction Documents; the Notes and the Guarantee are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

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(c)	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company or the Parent Guarantor becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company or the Parent Guarantor determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that constitute penalties will not be enforceable;

(g)	enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)	provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(i)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Transaction Documents or the Notes in matters where they determine that such proceedings may be tried in a more appropriate forum;

(j)	we reserve our opinion as to the enforceability of the relevant provisions of the Transaction Documents to the extent that they purport to grant exclusive jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(k)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power, and there exists doubt as to enforceability of any provision in the Transaction Documents whereby the Company or the Parent Guarantor covenants not to exercise powers specifically given to its shareholders by the Companies Law (2016 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up the Company or the Parent Guarantor.

4.2	Applicable court fees will be payable in respect of the enforcement of the Transaction Documents and the Notes.

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4.3	Cayman Islands stamp duty may be payable if the original Transaction Documents or the original Notes (if not registered Notes) are brought to or executed in the Cayman Islands.

4.4	To maintain a Cayman Islands company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.5	The obligations of the Company and the Parent Guarantor may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands and/or restrictive measures adopted by the European Union Council for Common Foreign and Security Policy extended to the Cayman Islands by the Order of Her Majesty in Council.

4.6	A certificate, determination, calculation or designation of any party to the Transaction Documents or the Notes as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.7	The Litigation Search of the Court Registers would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Registers but was not in fact entered in the Court Registers (properly or at all) ), or any Originating Process which has been placed under seal or anonymised (whether by order of the Court or pursuant to the practice of the Clerk of the Courts’ office, in either case save for winding up petitions, which pursuant to O.24 r.6(1) of the Companies (Winding Up) Rules (as amended) may not be placed under seal).

4.8	In principle a Cayman Islands court will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.9	Preferred creditors under Cayman Islands law will rank ahead of unsecured creditors of the Company and the Parent Guarantor. Furthermore, all costs, charges and expenses properly incurred in the voluntary winding up of a company, including the remuneration of the liquidators, are payable out of the assets of the company in priority to all other unsecured claims.

4.10	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Transaction Documents and enforce the remainder of the Transaction Documents or the transaction of which such provisions form a part, notwithstanding any express provisions in the Transaction Documents in this regard.

4.11	We note that it is contemplated that certain of the Transaction Documents will be dated “as of” a certain date. Whilst parties to an agreement may agree as a matter of contract,

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inter se, that the rights and obligations therein contained should, in so far as the same may be possible, take effect from a date prior to the date of execution and delivery, if as a matter of fact that agreement was executed and delivered after the date “as of” which it is expressed to be executed and delivered, the agreement only comes into effect on the actual date of execution and delivery and, with respect to third parties, the agreement in so far as the rights of third parties may be available thereunder, take effect only from the actual date of execution and delivery.

4.12	Under the Companies Law (2016 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2016 Revision) directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.13	We make no comment with regard to the references to foreign statutes in the Transaction Documents or the Notes.

We express no view as to the commercial terms of the Transaction Documents or the Notes or whether such terms represent the intentions of the parties and make no comment with respect to any representations which may be made by the Company or the Parent Guarantor.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters. We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Transaction Documents and express no opinion or observation upon the terms of any such document.

This opinion may be relied upon by the addressees only, except as set forth below. We are aware that Baker Botts L.L.P. will rely as to matters of Cayman Islands law on this opinion in rendering its opinion to the Trustee and we authorise them to so rely. This opinion may not be relied upon by any other person except with our prior written consent.

Yours faithfully

Maples and Calder

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SCHEDULE

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As representative of the several Underwriters

named in Schedule I to the Underwriting Agreement.

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Noble Corporation

PO Box 309, Ugland House, KY1-1104

Grand Cayman, Cayman Islands

[            ]

To: Maples and Calder

PO Box 309

Ugland House

KY1-1104

Grand Cayman

Cayman Islands

Dear Sirs

Noble Corporation (the “Parent Guarantor”)

I, Alan Hay, being a director of the Parent Guarantor, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The PG Memorandum and Articles remain in full force and effect and are unamended.

2	The Parent Guarantor has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The NC Resolutions were signed by all the directors of the Company in the manner prescribed in the PG Memorandum and Articles.

4	The NC Pricing Committee has been duly established, and the NC Pricing Committee Resolutions have been validly passed, including in accordance with the resolutions passed by the NC December Resolutions and the PG Memorandum and Articles.

5	The members of the Parent Guarantor have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Parent Guarantor prohibiting it from entering into and performing its obligations under the Supplemental Indenture.

6	The resolutions set forth in the NC Resolutions and the NC Pricing Committee Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

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7	The directors of the Parent Guarantor at the date of the NC Resolutions and at the date hereof were and are as follows:

David M.J. Dujacquier

David W. Williams

Dennis J. Lubojacky

Alan R. Hay

8	Each director of the Parent Guarantor considers the transactions contemplated by the Transaction Documents and the Notes to be of commercial benefit to the Parent Guarantor and has acted in good faith in the best interests of the Parent Guarantor, and for a proper purpose of the Parent Guarantor, in relation to the transactions which are the subject of the opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Parent Guarantor is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Parent Guarantor struck off or placed in liquidation, nor have any steps been taken to wind up the Parent Guarantor. Nor has any receiver been appointed over any of the Parent Guarantor’s property or assets.

10	Prior to, at the time of, and immediately following the execution of the Transaction Documents and the Notes the Parent Guarantor was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Transaction Documents and the Notes for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

11	The Minute Book and corporate records of the Parent Guarantor as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the PG Memorandum and Articles) and all resolutions passed at the meetings, or passed by written consent as the case may be.

12	The authorised share capital of the Parent Guarantor is US$55,000,000 divided into 400,000,000 Ordinary Shares of a par value of US$0.10 each and 15,000,000 Preferred Shares of a par value of US$1.00 each and the issued share capital of the Parent Guarantor is 261,245,693 Ordinary Shares of US$0.10 each, which are held by Noble Corporation Holdings Ltd. and are fully paid up.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Director’s Certificate as of the date first written above.

Alan R. Hay
Director

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Noble Holding International Limited

PO Box 309, Ugland House, KY1-1104

Grand Cayman, Cayman Islands

[            ]

To: Maples and Calder

PO Box 309

Ugland House

KY1-1104

Grand Cayman

Cayman Islands

Dear Sirs

Noble Holding International Limited (the “Company”)

I, Alan R. Hay, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Company Memorandum and Articles remain in full force and effect and are unamended.

2	The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3	The NHIL Resolutions were signed by all the directors of the Company in the manner prescribed in the Company Memorandum and Articles.

4	The NHIL Pricing Committee has been duly established, and the NHIL Pricing Committee Resolutions have been validly passed, including in accordance with the resolutions passed by the NHIL December Resolutions and the Company Memorandum and Articles, to determine any and all terms and conditions of the Debt Securities (as defined in the NHIL Resolutions) in accordance with the NHIL Resolutions and the Company Memorandum and Articles.

5	The members of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under the Original Indenture, the Supplemental Indenture or the Notes.

6	The NHIL Resolutions and the NHIL Pricing Committee Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

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7	The directors of the Company at the date of each of the NHIL Resolutions and at the date hereof were and are as follows:

Alan R. Hay

David M.J. Dujacquier

Caroline Yu Gin Pennicott

8	Each director of the Company considers the transactions contemplated by the Transaction Documents and the Notes to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the opinion.

9	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

10	Prior to, at the time of, and immediately following the execution of the Transaction Documents and the Notes the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the Transaction Documents and the Notes for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

11	The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Company Memorandum and Articles) and all resolutions passed at the meetings, or passed by written consent as the case may be.

12	The authorised share capital of the Company is US$50,000 divided into 50,000 shares of a par value of US$1.00 each and the issued share capital of the Company is 10,006 shares of US$1.00 each, which are held by Noble Holding International S.a.r.l. (formerly known as Noble Holding International SCA) and are fully paid up.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Director’s Certificate as of the date first written above.

Alan R. Hay
Director

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ANNEX III

FORM OF OPINION OF GENERAL COUNSEL

1. Each of Noble Holding (U.S.) Corporation and Noble Drilling Services Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware; and all of the issued shares of capital stock of each such corporation have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Parent Guarantor, free from liens, encumbrances or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Parent Guarantor or such corporations as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

2. Each of Noble Drilling Holding LLC, Noble Drilling Services 6 LLC and Noble Drilling (U.S.) LLC is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and all of its issued and outstanding membership interests of each such company have been duly authorized and validly issued in accordance with its limited liability company agreement and the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and such membership interests are owned directly or indirectly by the Parent Guarantor free from liens, encumbrances or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Parent Guarantor or such other companies as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than liens, encumbrances and claims created by or arising under the Delaware LLC Act or the governing documents of Noble Drilling Holding LLC, Noble Drilling Services 6 LLC or Noble Drilling (U.S.) LLC.

3. To such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Parent Guarantor or any of its subsidiaries is a party or of which any property of the Parent Guarantor or any of its subsidiaries is the subject that are of a character required to be described in the Registration Statement or the Pricing Disclosure Package that are not described as required.

Annex III -1